UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

A. On May 10, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Icagen, Inc. (“Icagen” or the “Company”) took the following actions with respect to the employment and compensation of Seth V. Hetherington as the Company’s Senior Vice President, Clinical and Regulatory Affairs effective upon commencement of Dr. Hetherington’s employment with the Company (the “Commencement Date”):

1. Salary and Sign-on Bonus. The Compensation Committee approved a base salary for Dr. Hetherington of $320,000 and a sign-on bonus of $25,000. In order to facilitate Dr. Hetherington’s move to North Carolina, the Company will also provide Dr. Hetherington with up to $75,000 in reimbursement of relocation expenses.

2. Bonus Target. The Compensation Committee approved a 2006 bonus target for Dr. Hetherington of up to 30% of his base salary.

The Target bonus for Dr. Hetherington for 2006 will be based on the achievement of specified corporate performance objectives. The corporate performance objectives include progression of preclinical and clinical development programs, increasing awareness of Icagen within the investment community, achievement of corporate and business development objectives, timely completion of public company reporting obligations, developing policies and procedures for internal controls and compliance obligations and further developing the Company’s intellectual property portfolio.

3. Stock Option Grant. On the Commencement Date, Dr. Hetherington will be granted a stock option for 210,000 shares of Icagen common stock at the closing price on The Nasdaq National Market on the date of grant pursuant to the Company’s 2004 Stock Incentive Plan. The stock option will vest as follows: 10,000 shares will vest on the date of grant; 50,000 shares will vest on the first anniversary of the date of grant; and 150,000 shares will vest, thereafter, in equal monthly installments until the fourth anniversary of the date of grant.

B. On May 24, 2006, the Company entered into an Executive Employment Agreement with Dr. Hetherington (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company agrees to employ Dr. Hetherington as Senior Vice President, Clinical and Regulatory Affairs for a term of two years commencing on the Commencement Date. The Employment Agreement is renewable for consecutive additional one-year terms.

Under the Employment Agreement, Dr. Hetherington is entitled to an annual base salary of at least $320,000. Annual increases, if any, will be made based on performance and in the sole discretion of the Board of Directors or the Compensation Committee. Dr. Hetherington is also eligible to participate in any management bonus plans established by the Board of Directors from time to time. In addition, Dr. Hetherington is eligible to receive such grants of stock options or other stock-based awards as may be awarded in the discretion of the Compensation Committee.

Either party may voluntarily terminate the Employment Agreement by providing at least 90 days prior written notice of such party’s intent not to renew the Employment Agreement. The Company may terminate the Employment Agreement upon written notice to Dr. Hetherington, or his representative, upon death, permanent disability or Cause, as defined in the Employment Agreement. Upon the termination of Dr. Hetherington’s employment by the Company other than for Cause, by death or disability or by Dr. Hetherington for Good Reason, as defined in the Employment Agreement, including, under specified circumstances, a change in control of the Company, and the delivery by Dr. Hetherington of a general release of claims validly signed by Dr. Hetherington, the Company will pay Dr. Hetherington a severance payment in an amount equal to six month’s base salary, if such termination occurs on or before the first anniversary of the Commencement Date; 12 month’s base salary, if such termination occurs after the first anniversary of the Commencement Date and prior to the fifth anniversary of the Commencement Date, and 18 month’s base salary, if such termination occurs on or after the fifth anniversary of the Commencement Date. In addition, Dr. Hetherington is entitled to the continuation of benefits for the shorter of six months, if such termination occurs on or before the first anniversary of the Commencement Date; 12 months, if such termination occurs after the first anniversary of the Commencement Date and prior to the fifth anniversary of the Commencement Date, and 18 months, if such termination occurs on or after the fifth anniversary of the Commencement Date, or in either case until Dr. Hetherington obtains comparable coverage from another employer.

Under the Employment Agreement, Dr. Hetherington agrees that the severance benefit and continuing benefits will be paid in accordance with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) and agrees that, to the extent required in order to avoid the imposition on Dr. Hetherington of any excise tax under Section 409A, the initial payment of the severance benefit or continuing benefits may be delayed for a period of six months following the date of termination of his employment. Upon the voluntary termination of Dr. Hetherington’s employment by the Company, the severance benefit and continuing benefits described above will apply for 12 months rather than 18 months. If at any time any such payment to Dr. Hetherington constitutes an excess parachute payment within the meaning of Section 280G of the Code, as amended, Dr. Hetherington is entitled to be reimbursed by the Company for any taxes owed, subject to certain limitations specified in the Employment Agreement. Pursuant to the Employment Agreement, Dr. Hetherington is bound by the terms of the Company’s standard non-disclosure, inventions and non-competition agreement, which prohibits Dr. Hetherington from competing with the Company during the term of his employment and for a period of two years after termination of employment.

The Executive Employment Agreement between the Company and Dr. Hetherington is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary is qualified entirely by reference thereto.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Executive Employment Agreement between the Company and Seth V. Hetherington dated May 24, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: May 30, 2006	By:	/S/ P. KAY WAGONER, PH.D.
P. Kay Wagoner, Ph.D. Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Executive Employment Agreement between the Company and Seth V. Hetherington dated May 24, 2006